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                                                                    Exhibit 1(g)
                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

           The undersigned, constituting at least a majority of the Trustees of MERRILL LYNCH NATURAL RESOURCES TRUST (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 12th day of April, 1985, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the holders of at least two-thirds of the outstanding shares of the Trust, to the Declaration:

VOTED: That Section 3.2 of Article III of the Declaration be, and it hereby is amended so that, as amended, it shall read as follows:

           3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

                (a) conduct, operate and carry on the business of an investment company;

                (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures contracts, options on futures contracts and other investments, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

                (c) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the

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       Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property in, sell all or a portion of the Trust Property and invest the proceeds of such sales in, or transfer all or a portion of the Trust Property to one or more investment companies to the extent not prohibited by the 1940 Act and any exemptive orders granted under the 1940 Act.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 4th day of December, 2000.


/s/ M. Colyer Crum                       /s/ Terry K. Glenn
------------------------------           ------------------------------------
M. Colyer Crum                           Terry K. Glenn
104 Westcliff Road                       800 Scudders Mill Road
Weston, MA 02493-1410                    Plainsboro, NJ 08536

/s/ Laurie Simon Hodrick                 /s/ Jack B. Sunderland
------------------------------           ------------------------------------
Laurie Simon Hodrick                     Jack B. Sunderland
25 Hampton Road                          50 Swaller Hill Road
Scarsdale, NY 10583                      West Cornwall, CT 06796

/s/ Stephen B. Swensrud                  /s/  J. Thomas Touchton
------------------------------           ------------------------------------
Stephen B. Swensrud                      J. Thomas Touchton
Fernwood Advisors                        The Witt-Touchton Company
88 Broad Street, 2nd Floor               Suite 3405,
Boston, MA 02110                         One Tampa City Center
                                         201 North Franklin Street
                                         Tampa, FL 33602

/s/ Fred G. Weiss                        /s/ Arthur Zeikel
------------------------------           ------------------------------------
Fred G. Weiss                            Arthur Zeikel
16450 Maddalena Place                    300 Woddland Ave.
Delray Beach, FL 33446                   Westfield, NJ 07090


     The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "MERRILL LYNCH NATURAL RESOURCES TRUST" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.

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